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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: December 27, 2000
               Date of earliest event reported: December 22, 2000

                    INTEGRATED COMMUNICATION NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



     Nevada                        000-27967                33-0670130

(State or other jurisdiction  (Commission File Number) (IRS Employer
of incorporation)                                          Identification No.)

     26895 Aliso Creek Road, Suite B-411, Aliso Viejo, California 92656

     (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (949) 460-6291


Item 1. Change in Control of Registrant.

     On December 22, 2000, the majority shareholders of the Registrant nominated Tsach Gilboa to the Board of Directors of the registrant and in the capacity of the President of the Registrant. David Chadwick being the sole Director, accepted the nomination of Mr. Gilboa as Director and President of the Registrant.

     On December 22, 2000 David Chadwick resigned as trustee of the Irrevocable Trust Agreement dated March 30,2000, as amended April 5, 2000, between Integrated Communication Networks, Inc. and Corporate Financial Enterprises, Inc.

     Also, on December 22, 2000 David Chadwick resigned as trustee of the Irrevocable Trust Agreement dated March 30,2000, as amended April 5, 2000, between Integrated Communication Networks, Inc. and Jamie Mazur, Emily Mazur, Jennifer Mazur and Trent Mazur.

     The trusts hold shares of capital stock of the Company that currently represent approximately 78.3% of the total voting power of the Company. According to the terms of the trusts, Corporate Financial Enterprises, Inc. ("CFE"), as a party to one of the trust agreements, has deposited 1,000,000 shares of common stock and 1,370,590 shares of Series A-1 preferred stock of the Company into a trust. In a separate trust agreement, each of Jamie Mazur, Emily Mazur, Jennifer Mazur and Trent Mazur (the "Mazur Children"), deposited 490,196, 326,797, 326,797 and 326,797 shares, respectively, of common stock of the Company into a separate trust in favor of the trustee. Pursuant to the Trust Agreements, the successor to David Chadwick as President of the Registrant or any other executive officer of the Company selected by the Board of Directors of the Company may be appointed trustee.

     Because the description of the trust agreements contained in this document is a summary, it does not contain all the information that may be important to you and is qualified in its entirety by reference to the actual trust agreements, previously filed.

Item 6. Resignations of Registrant's Directors

     On December 22, 2000, David J. Chadwick resigned as President, Chief Executive Officer, and Chairman of the Board of the Registrant and from similar positions with affiliates of the Registrant. Mr. Chadwick cites breach of his employment contract as the reason for resignation. A copy of his resignation is attached hereto as Exhibit 17.4.

The Registrant accepted the resignation of Mr. Chadwick.

Item 7. Exhibits

Exhibit No. Description

     9.3 Letter of Resignation of Trustee of the Irrevocable Trust Agreement between Stockholders of Integrated Communication Networks, Inc. and David J. Chadwick-Trustee, dated December 22, 2000.

     9.4 Letter of Resignation of Trustee of the Irrevocable Trust Agreement between Stockholders of Integrated Communication Networks, Inc. and David J. Chadwick-Trustee, dated December 22, 2000.

     17.4 Resignation of David J. Chadwick dated December 22, 2000.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INTEGRATED COMMUNICATION NETWORKS, INC.

Date: December 27, 2000

/s/ Tsach Gilboa
Tsach Gilboa
President and Director